EXHIBIT 31.2

CERTIFICATION

I, David T. Nguyen, certify that:

1. I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Portsmouth Square, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 24, 2012

/s/ David T. Nguyen

David T. Nguyen

Treasurer and Controller

(Principal Financial Officer)